Exhibit 99.1
JOINT FILING AGREEMENT
The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.
Dated: February 14, 2008
BEDFORD OAK PARTNERS, L.P.
By: Bedford Oak Management, LLC, its
General Partner

By:	/s/ Harvey P. Eisen
	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Member

BEDFORD OAK ADVISORS, LLC

By:	/s/ Harvey P. Eisen
	Name:	Harvey P. Eisen
	Title:	Chairman and Managing Member

HARVEY P. EISEN

/s/ Harvey P. Eisen